Exhibit 3.7

BY-LAWS

OF

DAWSON DREDGING COMPANY

**********

ARTICLE I

Offices

The principal office of the corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by The Delaware General Corporation Law to be maintained in the State of Delaware, may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

Meeting of Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held commencing with the year 1988 on the first Tuesday, in the month of April in each year, at the hour of one o’clock p.m., at the principal office of the corporation in the City of Wilimington, County of New Castle and State of Delaware, or at such other time or place, within or without the State of Delaware, as the Board of Directors may designate. If the date fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day at the same hour and place.

Section 2. Special Meetings. Special meetings of the stockholders may be called by one of the Directors of the corporation. Any meeting of stockholders may be adjourned from time to time to another hour or place, within or without the State of Delaware.

Section 3. Notice of Meeting. Unless otherwise required by law, written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Whenever any notice is required to be given to any stockholder, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated in the waiver, shall be deemed equivalent to the giving of such notice; and attendance of a stockholder at any meeting shall constitute a waiver of notice of the meeting unless such attendance is for the sole purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. No notice of an adjourned meeting of stockholders need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for a period greater than thirty (30) days or unless after the adjournment a new record date is fixed for the adjourned meeting.

Section 4. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, within each class and series with the address of and the number of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of a demand for compliance by any stockholder.

Section 5. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed for the determination of stockholders entitled to notice of or a vote at a meeting of stockholders, the record date shall be the close of business on the day next preceding the date on which notice is given. The record date for determining stockholders for any other purpose shall be at the close of business on the date on which the resolution of the Board of Directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

Section 6. Quorum. Unless other wise provided in the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The stockholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Less than a quorum may adjourn. Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

Section 7. Proxy Voting. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the stockholder or his agent, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. The presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy. The instrument authorizing a proxy to act shall be exhibited to the Secretary and lodged with him if he shall so request.

Section 8. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, unless otherwise provided in the Certificate of Incorporation. So long as required by the law of Delaware, stockholders are entitled to cumulative voting upon the election of directors. Unless otherwise provided in the Certificate of Incorporation, all elections of directors shall be by written ballot.

Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer or agent or by proxy appointed by any of them, unless some other persons, by resolution of its Board or pursuant to its by-laws, shall be appointed to vote such shares.

Shares held by any person in any representative or fiduciary capacity may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, and thereafter the pledgee or such nominee shall be entitled to vote the shares so transferred.

Shares of its own stock issued and reacquired and held in Treasury and shares of its own stock redeemed by the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 10. Votes Required. At each election of directors every stockholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Unless otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

Whenever any action, other than the election of directors is to be taken by vote of the stockholders, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Certificate of Incorporation.

Where voting as a class or series is provided in the Certificate of Incorporation, it shall be by the proportionate vote provided in the certificate or, if no proportionate vote is so provided, then for any action other than the election of directors, by a majority of the votes cast at such meeting by the holders of shares of such class or series entitled to vote thereon.

Section 11. Selection of Inspectors. If inspectors are to be appointed to act at each meeting of the stockholders or any adjournment thereof, such inspectors to act at the meeting may be appointed by the Board, in advance of any stockholders’ meeting, or by the person presiding at the stockholders’ meeting at the meeting. In case any person appointed as inspector fails to qualify, appear or act, the vacancy may be filled by appointment at the meeting by the person presiding. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No person shall be elected a director at a meeting at which he has served as an inspector.

Section 12. Duties of Inspectors. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, questions or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

Section 13. Order of Business. The order of business at all meetings of the stockholders after call to order, appointment of inspectors and proof of notice of the meeting shall be determined by the person presiding at the meeting.

Section 14. Books and Records; Right of Inspection. The corporation shall keep books and records of account of minutes of the proceedings of its stockholders, Board and Executive Committee, if any, at its principal place of business in Oak Brook, Illinois. Records containing the names and addresses of all stockholders, the number, class and series of shares held by each and the dates when they respectively become the owners of record thereof shall be kept at the office of the corporation’s transfer agent from time to time appointed. The corporation shall convert into written form without charge any of the aforementioned records not in such form, upon the written request of any person entitled to inspect them.

Upon the written request of any stockholder, the corporation shall mail to any requesting stockholder its balance sheet as at the end of the preceding fiscal year, and its profit and loss statements for such fiscal year.

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all of the powers of the company except such as are by law, the Certificate of Incorporation or these By-Laws conferred upon or reserved to other persons.

Section 2. Number, Tenure, Qualification and Classification. The number of directors of the corporation shall be not less than three and not more than twelve. There shall be one class of directors. In addition, if required by the Certificate of Incorporation, the corporation may provide for the election of one or more additional directors by the stockholders of any class or series, to the exclusion of other stockholders. Each director shall hold office until the term for which he has been elected expires and until his successor shall have been elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the corporation.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the Annual Meeting of Stockholders, and if a quorum is not there present, or the Board otherwise determines, the meeting shall be adjourned to meet at such other time and place, within or without the State of Delaware, but within thirty (30) days after the Annual Meeting of Stockholders, as the Board so determines. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution. Any or all directors may participate in a regular or special meeting of the Board of a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President of the Company or a majority of directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally, by mail or by telegram to each director at his business address or residence. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Vacancies. Any directorship not filled at the Annual Meeting, any directorship to be filled by reason of an increase in the number of directors, and any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected by the Board to fill a vacancy or by reason of a directorship not filled at the Annual Meeting or due to an increase in the number of directors shall hold office until the next Annual Meeting and until his successor shall have been elected and qualified.

Section 9. Compensation. The Board of Directors, shall not be compensated for acting as a Director of the Corporation.

Section 10. Presumption of Asset. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. A director who is absent from any meeting of the Board, or any committee thereof of which he is a member at which any such action is taken shall be presumed to have concurred in the action unless he shall file his dissent with the secretary of the corporation within a reasonable time after learning of such action.

Section 11. Executive Committee; Other Committees. The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee and one or more other committees, each of which shall have at least three members. Each such committee may exercise that authority granted by the Board, except that no such committee shall:

(a)	make, alter or repeal any By-Law of the corporation;

(b)	elect or appoint any director, or remove any officer or director;

(c)	submit to stockholders any action that requires stockholders’ approval; or

(d)	amend or repeal any resolution theretofore adopted by the board.

The Board by resolution adopted by a majority of the entire Board, may:

(a)	fill any vacancy in any such committee;

(b)	appoint one or more directors to serve as alternate members of any committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members;

(c)	abolish any such committee at its pleasure;

(d)	remove any director from membership on such committee at any time, with or without cause.

Actions taken at a meeting of any such committee shall be reported to the board at its next meeting following such committee meeting.

Section 12. Indemnification of Directors, Officers, Employees and Corporate Agents. The corporation shall indemnify each director, officer, employee or corporate agent against his expenses and liabilities in connection with any action, suit or proceeding, including proceedings brought by or in the right of the corporation, whether or not he shall have been adjudged liable for negligence or misconduct, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

Expenses incurred by a director, officer, employee or corporate agent in connection with any action, suit or proceeding shall be paid by the corporation as incurred upon receipt of an undertaking by him or on his behalf to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in these By-Laws.

The corporation may purchase and maintain insurance on behalf of any director, officer, employee or corporate agent against his expenses and liabilities in connection with any action, suit or proceeding.

The indemnification and insurance provided by these By-Laws shall not exclude any other rights, if any, to which any director, officer, employee or corporate agent may be entitled. No amendment to or restatement of these By-Laws shall impair the indemnification provided by these By-Laws with respect to any action or failure to act, or alleged action or failure to act, occurring or alleged to have occurred prior to such amendment or restatement.

The term corporation, as used in this Section, shall include the surviving corporation in any merger or consolidation to which the corporation is a party.

ARTICLE IV

Officers

Section 1. Number. The officers of the corporation shall be a a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected by the Board of Directors at the first meeting of the Board of Directors held after an Annual Meeting of the Stockholders, to hold office for such term for which he is so elected or appointed and until a successor is elected or appointed and has qualified, subject to earlier termination by death, removal or resignation. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

Section 3. Removal. Any officer elected or appointed by the Board may be removed by the Board with or without cause whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term, or for such other term as the Board determines.

Section 5. President. The President shall be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affirs of the corporation. He shall preside at all meetings of the stockholders of the corporation and at all meetings of the Board of Directors. He may sign, with the Treasurer and Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation. He may also sign, with the Treasurer or the Secretary where required, any deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws in writing, to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time. He may delegate and assign to any of the Vice-Presidents of the corporation the performance of any of the duties and the exercise of any of the authority incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time, including his authority to execute any deeds, mortgages, bonds, contracts or other instruments.

Section 6. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, any Vice-President designated by the Board of Directors or by the President of the corporation shall perform the duties of the President and when so acting shall have all the powers of, and subject to all the restrictions upon, the President. Any Vice-President may sign, with the Treasurer or Secretary or an Assistant Treasurer or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 8. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks or trust companies as shall be selected in accordance with the provisions of Article V of these By-Laws; (b) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, or the Board of Directors.

Section 9. The Controller. The Controller shall: (a) have supervision of the account books of the corporation and its subsidiary and affiliate corporations and see that the system of keeping such account books is maintained; (b) keep in his department a complete set of records of all business transactions of the corporation pertaining to accounts and, when requested, furnish a statement of the earnings and expenses of the corporation, or any subsidiary or affiliated corporation for any given time; (c) render assistance and advice, when requested, concerning the books, accounts and systems of financial transactions of the corporation; (d) in addition, perform such other duties as may be assigned to him by the Board of Directors, the President, or the Treasurer.

Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, when authorized by the Board of Directors or these By-Laws, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President or the Board of Directors.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

Contracts, Loans, Checks and Deposits

Section 1. Contracts. Unless otherwise provided in the Certificate of Incorporation, the Board of Directors, or the President of the corporation may authorized any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. Unless otherwise provided in the Certificate of Incorporation no loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or trust companies as the Board of Directors may select.

ARTICLE VI

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be of such design as the officers or the Board of Directors may determine and shall be signed either manually by the President or one of the Vice-Presidents and by the Treasurer or Secretary or an Assistant Treasurer or Assistant Secretary or with the facsimile signatures of the President and Treasurer or Secretary of the corporation and shall bear the corporate seal, or a facsimile thereof, and shall be signed by the manual or facsimile signature of one of the transfer agents and the manual signature of one of the registrars of the corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by this corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue shall be entered on the stock transfer books of the corporation, and copies thereof retained by the transfer agent. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be countersigned by such a transfer agent and registered by such a registrar of transfers.

ARTICLE VII

Fiscal Year

The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

ARTICLE VIII

Dividends

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE IX

Seal

Seal. The seal of the corporation shall contain the words “DAWSON DREDGING COMPANY, Delaware 1987, Corporate Seal”.

ARTICLE X

Waiver of Notice

Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

Definitions

The terms used in these By-Laws unless defined in the Certificate of Incorporation shall have the meanings set forth in the General Corporation Law of the State of Delaware, as amended.